                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


   Date of Report (date of earliest event reported):        DECEMBER 31, 1997
                                                            -----------------


                          ONLINE SYSTEM SERVICES, INC.
                          ----------------------------
             (Exact name of registrant as specified in its charter)


                                       COLORADO
                                       --------
                 (State or other jurisdiction of incorporation)



     0-28462                                             84-1293864
     -------                                             ----------
(Commission File Number)                       (IRS Employer Identification No.)



  1800 GLENARM PLACE, SUITE 800, DENVER, CO               80202
 -------------------------------------------              -----
  (Address of principal executive offices)             (Zip Code)



Registrant's telephone number, including area code:    (303) 296-9200
                                                       --------------



                                     N/A
           -------------------------------------------------------
        (Former name or former address, if changed since last report)
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ITEM 5.    OTHER EVENTS.

     On December 4, 1997 Online System Services, Inc. (the "Company") commenced a private offering of from twenty-four to fifty units of its securities (the "Units"), each Unit consisting of 10,000 shares of 10% Preferred Stock ("Preferred Stock"), 2,500 shares of Common Stock, and 2,000 Common Stock
Purchase Warrants.   On December 31, 1997, the Company closed such private
offering with respect to 24 1/2 Units. The total gross proceeds received by the Company was $2,450,000. The Company is continuing to offer the remaining 25 1/2 Units through February 2, 1998 (unless fully sold prior to that time); provided, however, that such offering period may be extended by the Company and its placement agent for the Units for one or more additional periods not to extend beyond April 3, 1998.

     Because of (i) the valuation by the Company of the common stock and the common stock purchase warrants which are part of the Units offered in the private offering, (ii) the deemed valuation of the Preferred Stock as a result of these valuations, and (iii) the redemption price and possible conversion price of the Preferred Stock into common stock based on a value which is below the market value (at the time of conversion) for such common stock, the Company will, based on current accounting standards, after giving effect to the estimated expenses of the private offering, for a period of nine months following December 31, 1997, be required to record a non-operating expense of approximately $135,000 per month if only 24 1/2 Units are sold and approximately $275,000 per month if all of the Units offered are sold.
While these charges will not affect the Company's operating loss or working capital during such period, it is expected to result in an increase of from approximately $1,200,000 to $2,450,000 in the Company's net loss for the fiscal year ending December 31, 1998. Further, the Company's working capital will be reduced by the amount of the dividends paid on the Preferred Stock.


ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Not applicable.
     (b)  Not applicable.
     (c)  Exhibits:  None.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  January 16, 1998                ONLINE SYSTEM SERVICES, INC.



                                        By      /s/ Thomas S. Plunkett
                                                -------------------------
                                                Thomas S. Plunkett
                                                Its: Chief Financial Officer